Exhibit 99.1

Verastem Oncology Announces Leadership Changes

June 20, 2019

Robert Forrester Stepping Down From His Roles as President and Chief Executive Officer

Chief Operating Officer, Dan Paterson Appointed President

Chief Financial Officer, Rob Gagnon, Expanding Role to Include Chief Business Officer

BOSTON—(BUSINESS WIRE)—Jun. 20, 2019— Verastem, Inc. (Nasdaq: VSTM) (Verastem Oncology or the Company), a biopharmaceutical company focused on developing and commercializing medicines seeking to improve the survival and quality of life of cancer patients, today announced that Robert Forrester has decided to step down as President and Chief Executive Officer. Mr. Forrester has agreed to continue serving Verastem Oncology in an advisory capacity.

Dan Paterson, the Company’s Chief Operating Officer, has been appointed to serve as President and Chief Operating Officer and will assume the leadership of the executive team while the Board of Directors conducts a search to identify a successor. Mr. Paterson will be supported by other members of the senior leadership team, including Chief Financial Officer, Rob Gagnon, whose role is being expanded to include Chief Business Officer.

Mr. Paterson joined Verastem Oncology in 2011 and has served as its Chief Operating Officer since 2014. He brings more than 25 years of experience at healthcare and biotechnology companies, including leadership roles as Chief Business Officer (CBO), Chief Operating Officer (COO) and Chief Executive Officer (CEO), with specific expertise in oncology drug and diagnostic product development, business development and launch planning.

“On behalf of the entire Board, I want to thank Robert for his countless contributions and leadership for the past six years and his unwavering commitment to Verastem Oncology’s patients, employees and shareholders,” said Michael G. Kauffman, MD, PhD, Verastem Oncology’s Lead Director. “We remain confident in the growth potential of COPIKTRA™ and we intend to hire a CEO with commercial expertise who will build on the foundation that Robert has established and execute on our ambitious goals for the future.”

“With COPIKTRA, the experienced team and the resources we have in place, we are in a strong position to continue executing on our mission to improve outcomes for patients,” said Mr. Paterson. “I look forward to working closely with the Company’s Board, executive leadership, and the broader management team to accelerate the COPIKTRA launch and the future expansion of this important medicine into other hematologic malignancy indications.”

“It has been a true honor to serve as the CEO of Verastem Oncology over the past six years,” said Mr. Forrester. “I am extremely proud of the Verastem Team, the progress we have made, and our many accomplishments aimed at improving the lives of patients diagnosed with cancer, one patient at a time. I have great confidence in Verastem Oncology’s potential and I will work with the entire team to ensure a seamless transition for all of our stakeholders.”

The Company is reiterating its previously issued financial guidance for the full year 2019. The Company continues to expect net product revenue from the sales of COPIKTRA to be in the range of $10-12 million, based on product revenue to date, current run rates and near-term expectations.

About Verastem Oncology

Verastem Oncology (Nasdaq:VSTM) is a commercial biopharmaceutical company committed to the development and commercialization of medicines to improve the lives of patients diagnosed with cancer. We are driven by the strength, tenacity and courage of those battling cancer — single-minded in our resolve to deliver new therapies that not only keep cancer at bay, but improve the lives of patients diagnosed with cancer. Because for us, it’s personal.

Our first FDA approved product is now available for the treatment of patients with certain types of indolent non-Hodgkin’s lymphoma (iNHL). Our pipeline comprises product candidates that seek to treat cancer by modulating the local tumor microenvironment. For more information, please visit www.verastem.com.

Forward looking statements notice

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, and financial results. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the commercial success of COPIKTRA™ inthe United States; physician and patient adoption of COPIKTRA, including those related to the safety and efficacy of COPIKTRA; the uncertainties inherent in research and development of COPIKTRA, such as negative or unexpected results of clinical trials; whether and when any applications for COPIKTRA may be filed with regulatory authorities in any other jurisdictions; whether and when regulatory authorities in any other jurisdictions may approve any such other applications that may be filed for COPIKTRA, which will depend on the assessment by such regulatory authorities of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted and, if approved, whether COPIKTRA will be commercially successful in such jurisdictions; our ability to obtain, maintain and enforce patent and other intellectual property protection for COPIKTRA and our other product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of COPIKTRA; the fact that regulatory authorities in the U.S. or other jurisdictions, if approved, could withdraw approval; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that third-party payors (including government agencies) may not reimburse for COPIKTRA; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that COPIKTRA or our other product candidates will cause unexpected safety events, experience manufacturing or supply interruptions or failures, or result in unmanageable safety profiles as compared to their levels of efficacy; that COPIKTRA will be ineffective at treating patients with lymphoid malignancies; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned; that we may not have sufficient cash to fund our contemplated operations; that we, CSPC Pharmaceutical Group, Yakult Honsha Co., Ltd. or Infinity Pharmaceuticals, Inc. will fail to fully perform under the duvelisib license agreements; that we may be unable to make additional draws under our debt facility or obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that we will not pursue or submit regulatory filings for our product candidates, including for duvelisib in patients with chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL) or indolent non-Hodgkin lymphoma (iNHL) in other jurisdictions; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the Securities and Exchange Commission (SEC) on May 9, 2019, its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 12, 2019 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190620005282/en/

Source: Verastem, Inc.

Investors:

John Doyle

Vice President, Investor Relations & Finance

+1 781-292-4279

jdoyle@verastem.com

Media:

Lisa Buffington

Corporate Communications

+1 781-292-4205

lbuffington@verastem.com